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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 1999

                              ACCRUE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                           000-26437                      94-3238684
(State or other jurisdiction of     (Commission File Number)       (I.R.S. Employer incorporation
      or organization)                                                  Identification No.)

                               48634 Milmont Drive
                         FREMONT, CALIFORNIA 94538-7353
               (Address of principal executive offices) (Zip code)

                                 (510) 580-4500
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

            On September 30, 1999, Accrue Software, Inc., a Delaware corporation (the "Company"), acquired Marketwave Corporation, a Washington corporation ("Target"), by the statutory merger (the "Merger") of Marketwave Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), with and into Target. The Merger was accomplished pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 14, 1999, among the Company, Merger Sub, Target and the shareholders of Target (the "Merger Agreement") and a related Agreement of Merger (collectively, the "Merger Agreements"). As a result of the Merger, the Company became the owner of 100% of the issued and outstanding shares of Target's Common Stock and each outstanding share of Target Common Stock was converted into 0.1858 shares of the Company's Common Stock.

        A total of approximately 3,446,414 shares of the Company's Common Stock will be issued to former Target shareholders and optionholders in exchange for the acquisition by the Company of all outstanding Target capital stock and all unexpired and unexercised options to acquire Target capital stock. The shares issued to Target shareholders were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, constitute "restricted securities" within the meaning of the Securities Act. Target options to purchase Target Common Stock were assumed by the Company and remain outstanding as options to purchase shares of the Company's Common Stock. The Company has granted certain registration rights for the shares issued in connection with the Merger.

        Under the terms of the Merger Agreement and a related Escrow Agreement dated September 30, 1999, ten percent of the shares of the Company's Common Stock issued in connection with the Merger will be held in escrow for the purpose of indemnifying the Company, Merger Sub, and each of their respective affiliates, officers, directors, employees, representatives and agents against any damages that relate to or arise from a breach of any of Target's representations and warranties contained in the Merger Agreement. Such escrow will expire on the earlier of (i) the date of the issuance of the audit report on the first financial statements of the Company containing combined operations of Target and the Company and (ii) September 30, 2000.

        In connection with the Merger, certain employees of Target entered into noncompetition agreements with the Company, which agreements restrict the ability of such persons to compete with Target or the Company during the period commencing on the effective date of the Merger and ending on the later of (a) two years after the effective date of the Merger and (b) one year after the date of such person's termination of employment with the Company.

        Effective upon the closing of the Merger, Steven Podradchik, an executive officer of Target, was appointed as a member of the Company's Board of Directors.

        For accounting purposes, the Merger will be accounted for as a "pooling of interests".


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        The number of shares of the Company's Common Stock to be issued to the shareholders of Target was determined by arm's-length negotiations among the parties.

        Target is a developer and licensor of e-business intelligence and Web mining software products that allow Internet marketers and Web developers to identify and analyze how their Internet/Intranet presence is being used by visitors. The Company intends to continue to use the assets acquired to conduct such business.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements of Business Acquired.

            It is currently impracticable for the Company to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of the 8-K filing.

        (b) PRO FORMA FINANCIAL INFORMATION.]

            It is currently impracticable for the Company to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of the 8-K filing.

        (c) Exhibits.

            2.1 Form of Agreement and Plan of Merger and Reorganization dated as of September 14, 1999, among the Company, Merger Sub, Target and the shareholders of Target.

            4.1 Form of Investor Rights Agreement, dated September 30, 1999, among the Company and the shareholders of Target.

            20.1 Press release dated September 15, 1999 announcing the execution of the Agreement and Plan of Merger and Reorganization.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                ACCRUE SOFTWARE, INC.



Date:  October 12, 1999                     By: /s/ Gregory C. Walker
                                                -------------------------------
                                                Gregory C. Walker
                                                Vice President of Finance and
                                                Chief Financial Officer



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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION

2.1 Form of Agreement and Plan of Merger and Reorganization, dated as of September 14, 1999, among the Company, Merger Sub, Target and the shareholders of Target.

4.1 Form of Investor Rights Agreement, dated September 30, 1999, among the Company and the shareholders of Target.

20.1 Press Release dated September 15, 1999 announcing the execution of the Agreement and Plan of Merger and Reorganization.